UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 17, 2005
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 701-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry Into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits
Signatures
Exhibit Index

Item 1.01 Entry Into a Material Definitive Agreement

ACF Amendments

On November 17, 2005, Atlas Air Worldwide Holdings, Inc. (“Holdings”) and Atlas Air, Inc. (“Atlas”) entered into a Third Amendment (the “ACF Amendments”) to the Fifth Amended and Restated Credit Agreement dated as of July 27, 2004 (the “ACF Credit Agreement”) by and among Holdings, Atlas, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent for the lenders party thereto, and the Collateral Documents (as defined in the ACF Credit Agreement). The ACF Credit Agreement is a term loan with approximately $37.8 million in principal outstanding (including unamortized discount) and is secured by three aircraft.

AFL III Amendments

On November 17, 2005, Atlas Freighter Leasing III, Inc., a subsidiary of Holdings (“AFL III”), entered into a Consent and Third Amendment (the “AFL III Amendments”) to the Amended and Restated Credit Agreement dated as of July 27, 2004 (the “AFL III Credit Agreement”) by and among AFL III, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent for the lenders party thereto. The AFL III Credit Agreement is a term loan with approximately $131.4 million in principal outstanding (including unamortized discount) and is secured by 12 aircraft and two engine pools. Fourteen leases relating to the 12 aircraft and two engine pools from AFL III to Atlas pursuant to the AFL III Credit Agreement will also be amended following the completion of certain conditions precedent to comply with the AFL III Amendments under an Amendment No. 3 to the Amended and Restated Lease Agreement. Holdings consented to such lease amendments.

The ACF Amendments and the AFL III Amendments eased and removed several restrictive covenants, including, but not limited to, the following:

  Removal of the debt incurrence, contingent obligation, lease incurrence, and capital expenditure covenants;
  Increase in the allowed amount of investments and liens;
  Easing of the restrictions on asset sales and mergers;
  Expansion of the allowed lines of business and business mix to any aviation-related or any cargo-related businesses; and
  Easing of the restrictions on junior payments.

The description of the ACF Amendments and the AFL III Amendments set forth above is qualified in its entirety by reference to the ACF Amendments and the AFL III Amendments, which are attached hereto as exhibits and are incorporated herein by reference.

Modifications to Enhanced Equipment Trust Certificates (“EETC”) Agreements

By virtue of such amendments to the bank facilities, certain corresponding provisions in the financing documents related to Atlas’ 12 EETC aircraft are concurrently and similarly modified.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Third Amendment to the Fifth Amended and Restated Credit Agreement dated as of November 17, 2005 by and among Atlas Air Worldwide Holdings, Inc., Atlas Air, Inc., the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent for the lenders party thereto.

99.2	Amendment No. 3 to the Amended and Restated Lease Agreement by and among Atlas Freighter Leasing III, Inc., Atlas Air, Inc. and Deutsche Bank Trust Company Americas, as administrative agent

99.3	Consent and Third Amendment by and among Atlas Freighter Leasing III, Inc., the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent for the lenders party thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: November 17, 2005	By:	/s/ William C. Bradley

Name: William C. Bradley
Title: Vice President and Treasurer

EXHIBIT INDEX

99.1	Third Amendment to the Fifth Amended and Restated Credit Agreement dated as of November 17, 2005 by and among Atlas Air Worldwide Holdings, Inc., Atlas Air, Inc., the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent for the lenders party thereto.

99.2	Amendment No. 3 to the Amended and Restated Lease Agreement by and among Atlas Freighter Leasing III, Inc., Atlas Air, Inc. and Deutsche Bank Trust Company Americas, as administrative agent.

99.3	Consent and Third Amendment by and among Atlas Freighter Leasing III, Inc., the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent for the lenders party thereto.